EXHIBIT 4.13


                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "Agreement') is made as of September 17, 1998 between Global Telecommunication Solutions, Inc., a Delaware corporation (the "Company"), with its principal office at 10 Stow Road, Suite 200, Marlton, New Jersey 08053, and each of the purchasers who are signatories hereto and any other purchasers who are made a party to this Agreement pursuant to Section l hereof (individually, a "Purchaser" and collectively, the "Purchasers").


                                    RECITALS

         The Company has engaged Pennsylvania Merchant Group (the "Placement Agent") as exclusive agent of the Company in connection with the placement and sale (the "Offering") of 1,198,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). The Shares will be sold by the Company to Purchasers in reliance upon an exemption from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions of Section 4(2) of the Act and Regulation D thereunder. The purchase price of the Shares (the "Offering Price") will be $1.625. The Placement Agent has delivered to each prospective purchaser a private placement memorandum, dated September 17, 1998 (the "Placement Memorandum"), describing the Company's business, financial and operating condition, the Offering and information regarding risks to be evaluated when contemplating an investment in the Company through the Offering.


                                    AGREEMENT

         In consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the Company and each Purchaser, severally and not jointly, agree as follows:

         1.       PURCHASE AND SALE OF SHARES.

                  1.1      Issue of Shares.

                            (a)     The Company has authorized the issuance and
sale of up to 1,198,000 shares of its Common Stock pursuant to the provisions of this Agreement.

                           (b)      In reliance upon the Purchaser's
representations and warranties contained in Section 4 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each Purchaser the aggregate number of Shares set forth below such Purchaser's signature on the signature page bearing such Purchaser's name at the Offering Price.

                           (c)      In reliance upon the representations and
warranties of the Company contained herein, and subject to the terms and conditions set forth herein, each Purchaser hereby agrees to purchase the number of Shares set forth on the signature page bearing such Purchaser's name at the Offering Price. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the signature page hereof that relates to such Purchaser.


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                           (d)      The Company's agreement with each of the
Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers is a separate sale.

         2.       CLOSING DATE; DELIVERY.

                  2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall consist of the sale and purchase of at least 1,198,000 Shares and shall be held at the offices of the Placement Agent at such time and date selected by the Placement Agent and the Company occurring on or before October 15, 1998, or such later date to which the offering period is extended by the Company and the Placement Agent (the "Closing Date").

                  2.2 Delivery. At the Closing, each Purchaser shall have delivered to the Company, by wire transfer, payment of the Offering Price of the Shares for which it subscribed, unless other means of payment have been agreed upon by the Company and the Purchaser. Subject to the terms and conditions hereof, the Company will deliver to each Purchaser stock certificates, registered in the name of the Purchaser, representing the Shares purchased by the Purchaser from the Company.

         3.       REPRESENTATIONS AND WARRANTIES OF GTS.

         The Company hereby represents and warrants to each Purchaser as of the date hereof as follows, and all such representations and warranties shall be true and correct as of the Closing Date as if then made and shall survive the
Closing:

                  3.1 Organization. Each of the Company and its subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries has all requisite power and authority to own or lease its property and to conduct its business as now conducted. Each of the Company and its subsidiaries holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries. Each of the Company and its subsidiaries is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries.

                  3.2 Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Placement Memorandum under the caption "SUMMARY - The Offering." All of the issued and outstanding shares of the Company's Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. The Company has reserved 4,860,555 shares of Common Stock for the issuance of options, warrants, calls, commitments, agreements, conversion or other rights of any character, contingent or otherwise, to purchase or otherwise acquire shares of Common Stock from the Company at any time, or upon the happening of any stated event.

                  3.3 Authority. The Company has all requisite power and authority to enter into this Agreement and the registration rights agreement in


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substantially the form of Exhibit A hereto (the "Registration Rights Agreement")
and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and, upon their execution and delivery by the Company and the other signatories thereto, such documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights from time to time in effect and subject to general equity principles, and may be limited by principles of public policy.

                  3.4      Securities Filings.

                           (a)      The Company has filed with the Securities
and Exchange Commission (the "SEC") the documents set forth at Exhibit A of the Placement Memorandum (the "SEC Filings"). The Company has filed with the SEC all reports and all other filings required to be filed with the SEC under the rules and regulations of the SEC.

                           (b)      The SEC Filings conform in all material
respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder as of their respective filing dates and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of their respective filing dates. The documents or portions thereof that were incorporated by reference in the SEC Filings pursuant to the requirements of the Exchange Act, when such incorporated documents or portions were first filed with the SEC, conformed in all material respects with any applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                           (c)      The financial statements of the Company
included in the SEC Filings fairly present in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the dates and for the periods to which they apply, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein subject to year end adjustments in the case of interim financial statements.

                  3.5 Issuance of the Shares. The Shares, when issued pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

                  3.6 No Conflict with Law or Documents. The execution, delivery and consummation of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby will not (a) conflict with any provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (b) result in any violation of or default or loss of a benefit, or permit the acceleration of any obligation, under, in each case, upon the giving of notice, the passage of time, or both, any mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to the Company or any of its properties, except with respect to clause (b), if such violation, default or loss would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries.

                  3.7 Consents, Approvals and Private Offering. Except for any filings required under federal laws and except for any state "blue sky" filings which will be made by the Placement Agent, all of which shall have been made as


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of the Closing Date to the extent required as of such time, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

                  3.8 Absence of Certain Developments. Except as described in the Placement Memorandum, since June 30, 1998 the Company has not (a) incurred or become subject to any material liabilities, absolute or contingent, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, consistent with past practices; (b) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any change in its condition, financial or otherwise, except as shown on or reflected in the consolidated balance sheet as of June 30, 1998 that is included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse to the Company. Except as described in the SEC Filings, the Company has not entered into any agreement since June 30, 1998 of the type that would be required under the SEC's rules and regulations to be filed as an exhibit to a Quarterly Report on Form 10-QSB.

                  3.9 Litigation. Except as described in the Placement Memorandum, there are no actions, suits, proceedings or investigations pending against or affecting the Company or any of its subsidiaries that in the aggregate could reasonably be anticipated to result in any material adverse effect on the Company.

                  3.10 Registration Rights. Each of the Shares shall be entitled to the registration rights provided by the Registration Rights Agreement in the form included herein as Exhibit A.

                  3.11 Disclosure. The Placement Memorandum does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances under which they were made.

         4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to, and covenants with, severally as to itself and not jointly with any other Purchaser, the Company as follows:

                  4.1 Legal Power. The Purchaser has the requisite corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if the Purchaser is a corporation, partnership, trust or fiduciary to enter into this Agreement to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

                  4.2 Due Execution. Each of this Agreement and the Registration Rights Agreement has been duly authorized, if the Purchaser is a corporation, partnership, trust or fiduciary, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, each of this Agreement and the


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Registration Rights Agreement will be a valid and binding agreement of the
Purchaser enforceable against the Purchaser in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights from time to time in effect and subject to general equity principles, and may be limited by principles of public policy.

                  4.3      Investment Representations.

                           (a)      The Purchaser is acquiring the Shares for
its own account, not as nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant to an effective registration statement or exemption from registration under the Act.

                           (b)      The Purchaser understands that (i) the
Shares have not been registered under the Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration; (ii) each certificate representing the Shares will be endorsed with the following legends:

                  A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS;

                  B) Any legend required to be placed thereon by applicable federal or state securities laws; and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                           (c)      The Purchaser has received and reviewed the
Placement Memorandum. In addition, the Purchaser has been furnished with such materials and has been given access to such information relating to the Company as it or its qualified representative has requested and has been afforded the opportunity to ask questions regarding the Company and the Shares, all as the Purchaser has found necessary to make an informed investment decision. The Purchaser has received no representation or warranty from the Company or its officers, employees or agents with respect to its investment and has received no information relating to the operations or business of the Company and its subsidiaries other than as set forth in this Agreement, the Placement Memorandum and in the publicly-filed documents of the Company.

                           (d)      The Purchaser has experience in investing in
securities of companies in the developmental stage, such as the Company, and acknowledges that the Purchaser is able to fend for itself and to assess the economic risk of investment in the Shares and has such knowledge and experience in financial and business matters that it can be assumed to be capable of evaluating the merits and risks of an investment in the Shares and of protecting its interests in such an investment. The Purchaser has not been organized for the purpose of acquiring the Shares.

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                           (e)      The Purchaser's primary residence is at the
address set forth under such Purchaser's name on the signature page of this Agreement.

                           (f)      The Purchaser is an "accredited investor" as
such term is defined in Rule 501 under the Act and was not formed for the specific purpose of acquiring the Shares.

                           (g)      The Purchaser understands that its
investment involves a certain degree of risk and that there is no assurance as to the future performance of the Company.


         5.       COVENANTS OF THE COMPANY.

                  5.1 Information. So long as the Company is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to each holder of Shares all annual, quarterly or other reports furnished to the Company's stockholders, including (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles and reported on by independent certified public accountants of recognized national standing and (ii) as soon as available, and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries, if any, as of the end of such quarter and the related consolidated statements of operations and stockholders' equity (together with any other quarterly financial statements being prepared by the Company at such time), setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified, subject to normal year-end adjustments, as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Company.

         6.       CONDITIONS TO CLOSING.

                  6.1 Conditions to Obligations of the Purchaser. Each Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

                           (a)      Representations and Warranties True;
Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date. Except as described in or contemplated in the Placement Memorandum, the business, assets, financial condition and results of operations of the Company shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations herein required to be performed by it on or prior to the Closing.

                           (b)      Proceedings and Documents.  All corporate
and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

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                           (c)      Qualifications, Legal Investment.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                           (d)      Registration Rights Agreements. The Company
shall have entered into the Registration Rights Agreement.

                  6.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions:

                           (a)      Representations and Warranties True.  The
representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing.

                           (b)      Performance of Obligations.  The Purchaser
shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing Date, and each Purchaser shall have delivered payment to the Company in respect of its purchase of Shares.

                           (c)      Qualifications, Legal Investment.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

         7.       MISCELLANEOUS.

                  7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

                  7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  7.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  7.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable,


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be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived, either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely, with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this section shall be binding upon each future holder of any Shares purchased under this Agreement, including securities into which such Shares have been converted, and the Company.

                  7.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or the Purchaser at the respective addresses included herein.

                   7.7 Fees and Expenses. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

                  7.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


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                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                         COMMON STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

Please complete two copies of the Signature Page and return both copies to:
Global Telecommunication Solutions, Inc., 10 Stow Road, Suite 200, Marlton, New Jersey 08053.




___________________________________          _________________________________
Purchaser's Name - Please Print              Nominee Name (if appropriate)


___________________________________          _________________________________
Social Security/Tax I.D. Number              Telephone Number


___________________________________          _________________________________
Address                                      City, State and Zip Code


___________________________________          _________________________________
Signature                                    Date

-------------------------------------------------------------------------------

Number of Shares                    $________                 Aggregate
to Be Purchased                     Per Share                 Purchase Price


                           X                       =          $

FUNDS SHOULD BE WIRED TO: SUMMIT BANK/Trust, Attention: Shernetta Harris Hackensack, NJ ABA #021202162 GL A/C 477-02. For credit to the Account of _____________ Trust Account #

------------------------------------------------------------------------------


AGREED AND ACCEPTED:



By:_____________________________             Date:____________________________
     Mary Bowler
     Vice President - Administration




GLOBAL TELECOMMUNICATION SOLUTIONS, INC.



By:_____________________________             Date:____________________________
      Randy Cherkas, President




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